UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0379462
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11204 Davenport Street, Suite 100, Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 333-1900

N/A .

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

On December 22, 2005, upon recommendation and resolution of its Audit Committee, the Board of Directors of FindEx.com, Inc. (the “Company”) (i) dismissed Chisholm, Bierwolf & Nilson, P.C. (“CB&N”) as its principal independent accountants for the fiscal year ending December 31, 2005, and (ii) engaged Brimmer, Burek & Keelan, LLP as its new principal independent accountants for the fiscal year ending December 31, 2005. CB&N was so advised in writing on December 23, 2005.

The reports of CB&N on the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2004 and 2003 and the subsequent interim period through December 22, 2005, there were no disagreements with CB&N on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CB&N would have caused it to make reference thereto in its reports on the Company’s financial statements for such fiscal periods.

On December 23, 2005 the Company presented CB&N with a dismissal letter which contained the disclosures made herein and requested CB&N furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the above statements made by the Company pursuant to the requirements of Item 304(a) of Regulation S-B, and, if not, stating the respects in which it does not agree. A copy of CB&N’s letter is annexed hereto as Exhibit 16.1 of this Form 8-K/A.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
16.1	Letter from Chisholm, Bierwolf, & Nilson, P.C., dated January 3, 2006 regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006	FINDEX.COM, INC.
By: /s/ Steven Malone
Steven Malone
President & Chief Executive Officer